Exhibit 99.2

                              PUBLIC STORAGE, INC.
                         RESTRICTED STOCK UNIT AGREEMENT


                  THIS RESTRICTED STOCK UNIT AGREEMENT is entered into as of __________________, by and between Public Storage, Inc. (the "Company"), and
__________________, an employee of the Company, a Subsidiary or a Service Provider (the "Grantee").

                                    Recitals:

                  WHEREAS, the Public Storage, Inc. 2001 Stock Option and Incentive Plan (the "Plan") has been duly approved by the Board of Directors of the Company and the shareholders of the Company;

                  WHEREAS, under the Plan the Company is authorized to issue, inter alia, Restricted Stock Units relating to shares of common stock of the Company, par value $.10 per share (the "Stock"); and

                  WHEREAS, the Company desires to grant Restricted Stock Units to the Grantee under the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound, the Company and the Grantee hereby agree as follows:

1. GRANT OF RESTRICTED STOCK UNITS.

                  The Company hereby grants to the Grantee ________Restricted Stock Units, subject to the terms of this Restricted Stock Unit Agreement and the Plan. The Grant Date of the Restricted Stock Units is ___________________. All terms and conditions of the Plan are hereby incorporated into this Agreement by reference and shall be deemed to be part of this Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Agreement. To the extent that any capitalized words used in this Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

2. VESTING OF RESTRICTED STOCK UNITS.

   2.1. SERVICE REQUIREMENT.

                  Rights in respect of twenty percent (20%) of the number of Restricted Stock Units specified in Section 1 above shall vest on each of the first, second, third, fourth and fifth anniversaries of the Grant Date, provided that the Grantee is in service on the applicable vesting date. As used herein, "service" shall mean service to the Company, a Subsidiary or the Partnership as an employee, director, consultant, service provider or independent contractor. For purposes of this Agreement, termination of service would not be deemed to occur if the Grantee, after terminating service in one capacity, continues to provide service to the Company, any Subsidiary, the Partnership or any affiliate of the Company in another capacity. Termination of service is sometimes referred to below as termination of employment or other relationship with the Company. As used herein, references to the "Company" shall be deemed to include its Subsidiaries and affiliates, including the Partnership. The period during which the Restricted Stock Units have not vested and therefore are subject to a substantial risk of forfeiture is referred to below as the Restricted Period.

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   2.2. RESTRICTIONS ON TRANSFER.

                  The  Grantee  may  not  sell,  transfer,   assign,  pledge  or
otherwise encumber or dispose of the Restricted Stock Units.

   2.3. PAYMENT FOR VESTED RESTRICTED STOCK UNITS.

                  When a portion of the Restricted Stock Units shall vest pursuant to Section 2.1, the Company shall, upon payment by the Grantee of the aggregate par value of the shares of Stock represented by such Restricted Stock Units, deliver to the Grantee a certificate for the number of shares of Stock represented by the Restricted Stock Units which have vested.

3. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

                  Upon the termination of the Grantee's employment or other relationship with the Company other than by reason of death or permanent and total disability, any Restricted Stock Units held by the Grantee that have not vested shall terminate immediately, and the Grantee shall forfeit any rights with respect to such Restricted Stock Units. If the Grantee's employment or other relationship with the Company is terminated because of his death, his legal guardian, or the executor or administrator of the estate of the Grantee, or the person or persons to whom rights under the Restricted Stock Unit Agreement have passed by bequest or inheritance, as the case may be, shall immediately be vested in all Restricted Stock Units that have not previously vested. If the Grantee's employment or other relationship with the Company is terminated because of the Grantee's permanent and total disability, the Grantee's Restricted Stock Units shall continue to vest in accordance with the terms of this Agreement for a period of one year thereafter. At the end of such one-year period, any Restricted Stock Units that have not vested shall terminate and shall be forfeited.

4. DIVIDEND AND VOTING RIGHTS.

                  The Grantee shall have none of the rights of a shareholder with respect to the Restricted Stock Units. The Grantee shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held as of the record date for such dividend equal to the per-share dividend paid on the Stock.

5. REQUIREMENTS OF LAW.

                  The Company shall not be required to deliver any shares of Stock under this Restricted Stock Unit Agreement if the delivery of such Stock would constitute a violation by the Grantee or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Stock upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Stock hereunder, the Restricted Stock Units shall not vest in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the Stock, the Company shall not be required to deliver

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such Stock unless the Company has received evidence  satisfactory to it that the
Grantee may acquire such Stock pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Restricted Stock Units shall not vest unless and until the Stock is registered or is subject to an available exemption from registration, the vesting of the
Restricted  Stock  Units  (under   circumstances  in  which  the  laws  of  such
jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

6. WITHHOLDING OF TAXES.

                  The Company, the Partnership and any Subsidiary shall have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the termination of the Restricted Period with respect to the Restricted Stock Units. At the termination of the Restricted Period, the Grantee shall pay to the Company, the Partnership or the Subsidiary, as applicable, any amount that the Company, the Partnership or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, the Partnership or the Subsidiary, as applicable, which may be withheld by the Company, the Partnership or the Subsidiary in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company, the Partnership or the Subsidiary to withhold Stock otherwise deliverable or (ii) by delivering to the Company, the Partnership or the Subsidiary Stock already owned by the Grantee. The Stock so delivered or withheld shall have a fair market value equal to such withholding obligations. The Fair Market Value of the Stock used to satisfy such withholding obligation shall be determined by the Company, the Partnership or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 6 may satisfy his withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

7. PARACHUTE LIMITATIONS

                  Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Grantee and the Company, the Partnership or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company (or the Partnership or any Subsidiary) for the direct or indirect compensation of the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, the Restricted Stock Units and any right to receive any payment or other benefit under this Agreement shall not become vested (i) to the extent that such right to payment or benefit, taking into account all other rights, payments, or benefits to or for Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then

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in effect (a  "Parachute  Payment")  and (ii) if,  as a result  of  receiving  a
Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Agreement, the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Grantee under the Plan, any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Agreement, the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Agreement be deemed to be a Parachute Payment.

8. DISCLAIMER OF RIGHTS.

                  No provision of this Agreement shall be construed to confer upon the Grantee the right to be employed by the Company, the Partnership, any Subsidiary or any affiliate, or to interfere in any way with the right and authority of the Company, the Partnership, any Subsidiary or any affiliate either to increase or decrease the compensation of the Grantee at any time, or to terminate any employment or other relationship between the Grantee and the Company, the Partnership, any Subsidiary, any Service Provider or any affiliate of any of the foregoing.

9. GOVERNING LAW.

                  This Agreement shall be governed by the laws of the State of California (but not including the choice of law rules thereof).


                  IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Unit Agreement to be duly executed as of the date first above written.

                        PUBLIC STORAGE, INC.

                        By:
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                        GRANTEE:

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